APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

BROWN BROTHERS HARRIMAN & CO.

AND

EACH OF THE MANAGEMENT INVESTMENT COMPANIES

LISTED ON APPENDIX “A” THERETO

Dated as of June 9, 2021

The following is a list of Funds for which the Custodian shall serve under the Custodian Agreement dated as of July 1, 2001 (the “Agreement”):

PIONEER BOND FUND

PIONEER CORE TRUST I, a series trust consisting of:

PIONEER HIGH INCOME MUNICIPAL PORTFOLIO

PIONEER DIVERSIFIED HIGH INCOME FUND, INC.

PIONEER EQUITY INCOME FUND

PIONEER FLOATING RATE FUND, INC.

PIONEER FUND

PIONEER HIGH INCOME FUND, INC.

PIONEER HIGH YIELD FUND

PIONEER ASSET ALLOCATION SERIES, a series trust consisting of:

PIONEER SOLUTIONS—BALANCED FUND

PIONEER ILS INTERVAL FUND

PIONEER ILS BRIDGE FUND

PIONEER MID CAP VALUE FUND

PIONEER MONEY MARKET TRUST, a series trust consisting of:

PIONEER US GOVERNMENT MONEY MARKET FUND

PIONEER MUNICIPAL HIGH INCOME FUND, INC.

PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND, INC.

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC.

PIONEER REAL ESTATE SHARES

PIONEER SECURITIZED INCOME FUND

PIONEER SERIES TRUST II, a series trust consisting of:

PIONEER AMT-FREE MUNICIPAL FUND

PIONEER SELECT MID CAP GROWTH

PIONEER SERIES TRUST III, a series trust consisting of:

PIONEER DISCIPLINED VALUE FUND

PIONEER SERIES TRUST IV, a series trust consisting of:

PIONEER BALANCED ESG FUND

PIONEER MULTI-ASSET INCOME FUND

PIONEER SERIES TRUST V, a series trust consisting of:

PIONEER GLOBAL EQUITY FUND

PIONEER HIGH INCOME MUNICIPAL FUND

PIONEER SERIES TRUST VI, a series trust consisting of:

PIONEER FLOATING RATE FUND

PIONEER FLEXIBLE OPPORTUNITIES FUND

FLEXIBLE OPPORTUNITIES COMMODITY FUND LTD

(a wholly-owned subsidiary of Pioneer Flexible Opportunities Fund)

PIONEER SERIES TRUST VII, a series trust consisting of:

PIONEER GLOBAL HIGH YIELD FUND

PIONEER SERIES TRUST VIII, a series consisting of:

PIONEER INTERNATIONAL EQUITY FUND

PIONEER SERIES TRUST X, a series trust consisting of:

PIONEER CORPORATE HIGH YIELD FUND

PIONEER FUNDAMENTAL GROWTH FUND

PIONEER MULTI-ASSET ULTRASHORT INCOMEFUND

PIONEER SERIES TRUST XI, a series trust consisting of:

PIONEER CORE EQUITY FUND

PIONEER SERIES TRUST XII, a series trust consisting of:

PIONEER DISCIPLINED GROWTH FUND

PIONEER MAP – HIGH INCOME MUNICIPAL FUND

PIONEER SERIES TRUST XIV, a series trust consisting of:

PIONEER EMERGING MARKETS EQUITY FUND

PIONEER GLOBAL SUSTAINABLE GROWTH FUND

PIONEER GLOBAL SUSTAINABLE VALUE FUND

PIONEER INTRINSIC VALUE FUND

PIONEER SHORT TERM INCOME FUND

PIONEER STRATEGIC INCOME FUND

PIONEER VARIABLE CONTRACTS TRUST, a series trust consisting of:

PIONEER BOND VCT PORTFOLIO

PIONEER EQUITY INCOME VCT PORTFOLIO

PIONEER FUND VCT PORTFOLIO

PIONEER HIGH YIELD VCT PORTFOLIO

PIONEER MID CAP VALUE VCT PORTFOLIO

PIONEER REAL ESTATE SHARES VCT PORTFOLIO

PIONEER SELECT MID CAP GROWTH VCT PORTFOLIO

PIONEER STRATEGIC INCOME VCT PORTFOLIO

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and on its behalf.

Each of the open-end management investment companies listed on this Appendix “A”		BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Christopher J. Kelley	By:	/s/ Hugh Bolton
Name:	Christopher J. Kelley	Name:	Hugh Bolton
Title:	Secretary	Title:	Managing Director